Exhibit 99.1

Company Contact:	Investor Relations Contact:

Michael Anthofer	Moriah Shilton
Chief Financial Officer	Sr. Director, Investor Relations
408-321-6711	408-321-6713

TESSERA TECHNOLOGIES ANNOUNCES FIRST QUARTER 2010 RESULTS

San Jose, Calif., April 28, 2010 – Tessera Technologies, Inc. (Nasdaq: TSRA) announced its results for the first quarter ended March 31, 2010.

Revenue Highlights: First Quarter 2010

•	Total revenues were $64.3 million.

•	Micro-electronics revenue was $55.8 million.

•	Imaging & Optics revenue was $8.5 million.

First quarter 2010 Micro-electronics revenue was comprised entirely of royalties and license fees and included a $3.0 million payment for past royalties from United Test and Assembly Center Ltd (UTAC), under a litigation settlement. This compares to first quarter 2009 Micro-electronics revenue which was $106.6 million, and included $60.6 million for past royalties from Amkor received in February 2009. First quarter 2010 Imaging & Optics revenue was comprised of $3.1 million in royalties and license fees, and $5.4 million in products and services.

Generally accepted accounting principles (GAAP) net income for the first quarter of 2010 was $9.8 million, or $0.20 per diluted share, which included non-cash charges of $6.9 million for stock-based compensation and $3.5 million for amortization of acquired intangibles.

Non-GAAP net income for the first quarter of 2010 was $17.8 million or $0.35 per diluted share. Non-GAAP net income is defined as income and operating expenses adjusted for acquired intangibles amortization, charges for acquired in-process research and development, stock-based compensation expense, and related tax effects.

“In the first quarter in our Micro-electronics segment, we signed an updated license agreement with UTAC as part of our settlement with them. We also added a new licensee, Nanium, S.A., formerly the assembly and test operations of Qimonda, to our extensive Micro-electronics’ customer list,” said Henry R. Nothhaft, chairman and chief executive officer, Tessera. “Looking at the second quarter, the annual re-set of the volume based pricing incentives we have with two of our Micro-electronics customers will favorably impact our Micro-electronics royalties. In our Imaging & Optics business, we received our first royalties for our Extended Depth of Field (EDOF) technology in the first quarter. We anticipate EDOF royalties will continue to grow throughout this year as additional OEMs ship mobile camera modules with our EDOF technology. We expect this royalty growth and the emerging recovery of our served markets of lithography and communications will be growth drivers for our Imaging & Optics revenue in 2010.”

Financial Guidance

Second quarter 2010 total revenues are expected to range between $67.0 million and $70.0 million. This compares to second quarter 2009 total revenues of $62.3 million. Second quarter 2010 Micro-electronics revenue is expected to range between $58.5 million and $60.5 million, all of which will be royalty and license related. As a comparison, in the second quarter of 2009, Micro-electronics royalties and license fees revenue was $55.6 million and included license and option fees from Motorola, Inc.

Second quarter 2010 Imaging & Optics revenue, in total, is expected to range between $8.5 million to $9.5 million. Imaging & Optics royalties and license fees revenue is expected to range between $3.0 million to $3.5 million. Imaging & Optics products and services revenue is expected to range between $5.5 million to $6.0 million. This compares to second quarter 2009 Imaging & Optics total revenue of $6.6 million. Royalties and license fees were $4.3 million, of which approximately $3.1 million were license fees. Products and services revenue was $2.3 million in the second quarter of 2009.

Non-GAAP operating expenses for the second quarter of 2010 are projected to range between $32.0 million and $33.0 million, excluding litigation expenses.

Conference Call Information

Tessera will hold a conference call today at 1:30 P.M. Pacific (4:30 P.M. Eastern) to discuss its first quarter 2010 results. To access the call in the U.S., please dial 866-531-1286, and for international callers dial 706-643-3789 approximately 10 minutes prior to the start of the conference call. The conference call will also be broadcast live over the Internet and available for replay for 90 days at www.tessera.com. In addition, a replay of the call will be available via telephone for two business days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial 800-642-1687 and for international callers, dial 706-645-9291. Enter access code 68338769.

Safe Harbor Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the impact of volume based pricing incentives in our Micro-electronics segment and revenue growth in our Imaging & Optics segment, as well as the company’s financial results, industry and technology trends, and the company’s IP protection efforts, including litigation. Material factors that may cause results to differ from the statements made include delays, setbacks or losses relating to our intellectual property or intellectual property litigations, or any invalidation or limitation of our key patents; fluctuations in our operating results due to the timing of new license agreements and royalties, or due to legal costs; changes in patent laws, regulation or enforcement, or other factors that might affect our ability to protect our intellectual property; the risk of a decline in demand for semiconductor products; failure by the industry to adopt our technologies; competing technologies; the future expiration of our patents; the future expiration of our license agreements and the cessation of related royalty income; the failure or refusal of licensees to pay royalties; failure to achieve the growth prospects and synergies expected from acquisition transactions; and delays and challenges associated with integrating acquired companies with our existing businesses. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. Tessera’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended Dec. 31, 2009, include more information about factors that could affect the company’s financial results. Tessera assumes no obligation to update information contained in this press release. Although this release may remain available on Tessera’s website or elsewhere, its continued availability does not indicate that Tessera is reaffirming or confirming any of the information contained herein.

About Tessera

Tessera Technologies, Inc. invests in, licenses and delivers innovative miniaturization technologies for next-generation electronic devices. The company’s micro-electronics solutions enable smaller, higher-functionality devices through chip-scale, 3D and wafer-level packaging technology, as well as high-density substrate and silent air cooling technology. Tessera’s imaging and optics solutions provide low-cost, high-quality camera functionality in electronic products and include image sensor packaging, wafer-level optics and image enhancement intellectual property. The company also offers customized micro-optic lenses, from diffractive and refractive optical elements to integrated micro-optical subassemblies. Tessera licenses its technologies, as well as delivers products based on these technologies, to promote the development of the supply chain infrastructure. The company is headquartered in San Jose, California. For information call 1.408.321.6000 or go to www.tessera.com.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the company’s earnings release contains non-GAAP financial measures adjusted for either one-time or ongoing non-cash acquired intangibles amortization charges, acquired in-process research and development, all forms of stock-based compensation, and related tax effects. The non-GAAP financial measures also exclude the effects of FASB Accounting Standards Codification Topic 718 – Stock Compensation upon the number of diluted shares used in calculating non-GAAP earnings per share. Management believes that the non-GAAP measures used in this report provide investors with important perspectives into the company’s ongoing business performance. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Set forth below are reconciliations of non-GAAP net income to Tessera’s reported GAAP net income.

Tessera and the Tessera logo are trademarks or registered trademarks of Tessera, Inc. or its affiliated companies in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

-Tables follow-

TESSERA TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2010	2009
Revenues:
Royalty and license fees	$58,853	$111,857
Product and service revenues	5,409	2,719

Total revenues	64,262	114,576

Operating expenses:
Cost of revenues	5,193	4,098
Research, development and other related costs	15,813	16,630
Selling, general and administrative	19,258	17,496
Litigation expense	6,597	8,625

Total operating expenses	46,861	46,849

Operating income	17,401	67,727
Other income and expense, net	521	2,762

Income before taxes	17,922	70,489
Provision for income taxes	8,095	31,020

Net income	$9,827	$39,469

Basic and diluted net income per share:

Net income per share - basic	$0.20	$0.82

Net income per share - diluted	$0.20	$0.82

Weighted average number of shares used in per share calculations - basic	49,810	48,147

Weighted average number of shares used in per share calculations - diluted	50,123	48,318

TESSERA TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2010	December 31, 2009*
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$106,115	$107,873
Short-term investments	311,267	280,085
Accounts receivable, net	6,754	10,237
Inventories	1,767	1,571
Deferred tax assets	6,242	6,240
Other current assets	4,278	6,255

Total current assets	436,423	412,261

Property and equipment, net	43,270	42,483
Intangible assets, net	75,889	77,753
Goodwill	45,150	45,150
Deferred tax assets	19,299	19,299
Long-term investments	14,700	15,691
Other assets	3,670	3,681

Total assets	$638,401	$616,318

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,810	$2,354
Accrued legal fees	4,090	3,064
Accrued liabilities	16,667	21,633
Deferred revenue	5,396	5,334
Income tax payable	6,470	317

Total current liabilities	35,433	32,702

Deferred tax liabilities	6,684	6,684
Other long-term liabilities	4,747	4,747

Stockholders’ equity:
Common stock	51	50
Additional paid-in capital	411,536	402,330
Treasury stock	(10,505)	(10,505)
Accumulated other comprehensive gain (loss)	263	(55)
Retained earnings	190,192	180,365

Total stockholders’ equity	591,537	572,185

Total liabilities and stockholders’ equity	$638,401	$616,318

*	Derived from audited financial statements

TESSERA TECHNOLOGIES, INC.

RECONCILIATION TO NON-GAAP INCOME FROM GAAP NET INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2010	2009
GAAP net income	$9,827	$39,469

Adjustments to GAAP net income:
Stock-based compensation - cost of revenues	175	111
Stock-based compensation - research, development and other related costs	2,677	2,667
Stock-based compensation - selling, general and administrative	4,014	3,538
Amortization of acquired intangibles - cost of revenues	1,706	1,706
Amortization of acquired intangibles - research, development and other related costs	644	732
Amortization of acquired intangibles - selling, general and administrative	1,121	459
Tax adjustments for non-GAAP items	(2,330)	(637)

Non-GAAP net income	$17,834	$48,045

Non-GAAP net income per common share - diluted	$0.35	$0.98

Weighted average number of shares used in per share calculations excluding the effects of FAS 123R - diluted	51,009	49,209

TESSERA TECHNOLOGIES, INC.

CONSOLIDATED REVENUE DETAILS BY SEGMENT

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2010	2009
Revenues:
Micro-Electronics Segment
Royalty and license fees	$55,756	$106,523
Product and service revenues	—	36

Total Micro-electronics revenues	55,756	106,559
Imaging and Optics Segment
Royalty and license fees	3,097	5,334
Product and service revenues	5,409	2,683

Total Imaging and optics revenues	8,506	8,017

Total revenues	$64,262	$114,576